Exhibit 99.1

Contacts:	Press Hotline	Amanda Miller
	press@ebay.com	amandacmiller@ebay.com

eBay Inc. Prices $3.0 Billion Senior Unsecured Notes Offering

SAN JOSE, Calif., July 19, 2012 – eBay Inc. (NASDAQ:EBAY) today announced the pricing of a $3.0 billion underwritten public offering of its senior unsecured notes, consisting of $250 million of 0.70% Notes due 2015 (the “2015 Notes”), $1.0 billion of 1.35% Notes due 2017 (the “ 2017 Notes”), $1.0 billion of 2.60% Notes due 2022 (the “ 2022 Notes”) and $750 million of 4.00% Notes due 2042 (the “ 2042 Notes”). The public offering price of the 2015 Notes was 100.000% of the principal amount, the public offering price of the 2017 Notes was 99.943% of the principal amount, the public offering price of the 2022 Notes was 99.869% of the principal amount and the public offering price of the 2042 Notes was 99.017% of the principal amount, in each case plus accrued interest, if any. The offering is expected to close on July 24, 2012.

eBay intends to use the net proceeds from the offering for general corporate purposes.

The offering is being made through an underwriting syndicate led by J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint book-running managers; Goldman, Sachs & Co., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBS Securities Inc. and Wells Fargo Securities, LLC, as senior co-managers; and Barclays Capital Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, Standard Chartered Bank, The Williams Capital Group, L.P. and UBS Securities LLC, as co-managers. A copy of the prospectus supplement and prospectus related to the offering may be obtained by contacting J.P. Morgan Securities LLC at 1-212-834-4533, Citigroup Global Markets Inc. at 1-877-858-5407, Credit Suisse Securities (USA) LLC at 1-800-221-1037 or Deutsche Bank Securities Inc. at 1-800-503-4611.

These securities are offered pursuant to a registration statement that has become effective under the Securities Act of 1933, as amended. These securities are only offered by means of the prospectus supplement and prospectus related to the offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of these securities in any state or other jurisdiction, where the offer, solicitation or sale of these securities would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay and its consolidated subsidiaries that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. The company’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; changes to our capital allocation, including increasing liquidity above current levels, the company’s ability to profitably integrate, manage and grow businesses that have been acquired recently or may be acquired in the future; the company’s need to successfully react to the increasing importance of mobile payments and mobile commerce and the increasing social aspect of commerce; the company’s ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; the company’s need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its product offerings; the competitive, regulatory, credit card association-related and other risks specific to PayPal and Bill Me Later, especially as PayPal continues to expand geographically and introduce new products and as new laws and regulations related to financial services companies come into effect; the company’s ability to timely upgrade and develop its systems, infrastructure and customer service capabilities, including GSI’s v.11 initiative, at reasonable cost; and the company’s ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements. ###